Exhibit 10.2

First AMENDMENT AND CONSENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment AND CONSENT to Loan and Security Agreement (this “Amendment”) is dated as of March 30, 2023 and is entered into by and among SCYNEXIS, INC., a Delaware corporation (“Borrower”), HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent (“Agent”), SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), as a lender (“SVB”), and HERCULES CAPITAL, INC., a Maryland corporation (“Hercules”), as a lender (SVB and Hercules and each of the other lenders from time to time party to the Loan Agreement are referred to herein collectively as the “Lenders” and each individually as a “Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.
Borrower, Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of May 13, 2021, among Borrower, Agent and the Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to extend and make available to Borrower certain advances of money.
B.
Borrower intends to grant to GlaxoSmithKline Intellectual Property (No. 3) Limited, a company registered under the laws of England and Wales (“GSK”), certain rights and licenses to certain Intellectual Property of Borrower pursuant to an Exclusive License Agreement between Borrower and GSK, to be dated on or about March 30, 2023 (the “GSK License Agreement”). The entering into of the GSK License Agreement, the exclusive license granted by Borrower to GSK thereby, and the cash payments due and payable by GSK to Borrower as consideration are referred to herein as the “GSK Transaction”.
C.
In accordance with Section 11.2 of the Loan Agreement, Borrower has requested that Agent and the Lenders agree to amend certain provisions of the Loan Agreement to, among other things, permit the entry into the GSK License Agreement and the GSK Transaction.
D.
Agent and the Lenders have agreed to so consent and amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
consent. Lenders hereby consent to Borrower’s entry into the GSK License Agreement, consummation of the GSK Transaction and the full performance of Borrower’s duties pursuant to the GSK License Agreement and the GSK Transaction.
2.
Amendments.
2.1
Section 2 (Loans and Terms of Payment). Section 2.2 of the Loan Agreement is hereby amended by inserting immediately after Section 2.2(e), the following new Section 2.2(f):

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“(f) Mandatory Prepayment in Connection with the GSK Transaction. Upon the earliest of (A) one (1) Business Day following receipt by Borrower of the Upfront Payment or any proceeds thereof, (B) June 1, 2023, or (C) the cancellation, revocation, annulment, breakup or other termination of the GSK Transaction, Borrower shall immediately pay to the Lenders an amount equal to the sum of (i) all outstanding principal plus all accrued and unpaid interest with respect to the Term Loan Advances, in accordance with each Lender’s Pro Rata Share, (ii) the Prepayment Fee, (iii) the applicable Final Payment, and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

2.2
Section 7 (Negative Covenants). Section 7.1 of the Loan Agreement is hereby amended by deleting the word “and” that appears immediately before “(j)” in Section 7.1 and inserting a new Section 7.1(k) immediately after Section 7.1(j) as follows:

“and (k) pursuant to the GSK Transaction (subject to compliance with Section 2.2(f));

2.3
Section 8 (Events of Default). Section 8 of the Loan Agreement is hereby amended by inserting the following new Subsection 8.13:

“8.13 GSK Transaction. Borrower (a) fails to prepay the Term Loan Advances in accordance with Section 2.2(f) or (b) to the extent the “Effective Date” (as defined in the GSK License Agreement) has occurred, fails to issue a Valid Invoice (as defined in the GSK License Agreement) to GSK in accordance with the GSK License Agreement.

2.4
Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“GSK” means GlaxoSmithKline Intellectual Property (No. 3) Limited, a company registered under the laws of England and Wales with offices at 980 Great West Road Brentford, Middlesex TW8 9GS England.

“GSK License Agreement” means that certain Exclusive License Agreement, to be dated on or about March 30, 2023, by and between Borrower and GSK, in form and substance substantially identical to the draft provided to Agent on March 28, 2023 (or such other form approved in writing by Agent in its sole discretion).

“GSK Transaction” means the entering into of the GSK License Agreement and the transactions contemplated thereby.

“Upfront Payment” means the non-refundable and non-creditable upfront payment by GSK to Borrower in the aggregate amount of $90,000,000 as partial consideration of the rights and licenses granted to GSK by Borrower pursuant to the GSK License Agreement.”

3.
Borrower’s Representations And Warranties. Borrower represents and warrants that:
3.1
Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true

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and correct in all material respects as of such date and (ii) no default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.
3.2
Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.
3.3
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.
3.4
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
3.5
As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that each of Agent and the Lenders have, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Agent and the Lenders are each entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4.
Limitation. The amendments and waivers set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or the Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any other instrument or agreement referred to therein (b) to be a consent to any future amendment, waiver, consent or modification of any other term or condition of any Loan Document or (c) to limit or impair Agent’s or Lender’s right to demand strict performance of all terms and covenants of the Loan Agreement as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
5.
Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent (such date of satisfaction of all such conditions precedent, the “First Amendment Closing Date”):
5.1
Amendment. Borrower, Agent and the Lenders shall have duly executed and delivered this Amendment to Lender.
5.2
Payment of Lender Expenses. Borrower shall have paid all reasonable Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the First Amendment Closing Date.

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6.
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, the Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.
Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
8.
Incorporation By Reference. The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
9.
Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Term Loan Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this

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Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).
10.
Conditions Subsequent. Borrower shall provide to Agent as soon as available, but in any event not later than five (5) Business Days after the execution thereof, a duly executed copy of the GSK License Agreement, including, without limitation, all schedules thereto, in form and substance substantially identical to the draft delivered to Agent on March 28, 2023 (or such other form approved in writing by Agent in its sole discretion).

[Signature Page Follows]

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In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWERS:

SCYNEXIS, INC.

Signature: /s/ Ivor Macleod

Print Name: Ivor Macleod

Title: Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]

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Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Jennifer Choe

Print Name: Jennifer Choe

Title: Associate General Counsel

LENDERS:

HERCULES FUNDING IV LLC

Signature: /s/ Jennifer Choe

Print Name: Jennifer Choe

Title: Authorized Signatory

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: /s/ Jennifer Choe

Print Name: Jennifer Choe

Title: Authorized Signatory

HERCULES CAPITAL FUNDING TRUST 2022-1

By: Hercules Capital, Inc., its Administrator

Signature: /s/ Jennifer Choe

Print Name: Jennifer Choe

Title: Associate General Counsel

2

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FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK))

Signature: /s/ Tom Gordon

Print Name: Tom Gordon

Title: Managing Director

3

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